Exhibit 99.1

Worksport ($WKSP) To Showcase Upcoming Innovations Live on FOX & Friends National TV

Worksport’s AL4 Premium Cover, SOLIS, and COR Systems Scheduled to Take Center Stage in Front of an Audience Projected to Exceed One Million Live Viewers This Weekend

West Seneca, New York, December 6, 2024 — Worksport Ltd. (NASDAQ: WKSP) (“Worksport” or the “Company”), a U.S.-based manufacturer and innovator of hybrid and clean energy solutions for the light truck, overlanding, and global consumer goods sectors, is thrilled to announce its upcoming appearance on FOX & Friends, ranked as the nation’s most-watched cable news morning show according to data shared by FOX News. Scheduled for Sunday, December 8th, 2024, at 7:30 AM ET (scheduling changes subject to the studio’s discretion), this marks a pivotal moment for Worksport as it presents its cutting-edge products to millions of viewers nationwide.

The live broadcast will feature Worksport Chief Executive Officer Steven Rossi showcasing the Company’s innovative product lineup, including the premium AL4 tonneau cover, the Solis solar cover, and the COR portable energy system. Two pickup trucks, equipped with these state-of-the-art solutions, will be driven to the FOX Plaza in Manhattan, New York City, offering audiences a first-ever televised glimpse of Worksport’s advanced technology in action.

“This opportunity to present our products on a platform like FOX & Friends is monumental,” said Steven Rossi, Chief Executive Officer of Worksport. “We’re bringing the story of Worksport’s innovation to over a million viewers, while highlighting how our products solve real-world problems. Beyond just this appearance, we see this as a gateway to even greater media exposure, potentially reaching tens of millions more in the future.”

Worksport’s Product Line: Innovation Meets Opportunity

The FOX & Friends segment will focus on Worksport’s current growth story and upcoming innovative product lineup, making this a momentous occasion to connect with viewers during the holiday shopping season. Each product below will be targeting a multi-billion dollar and growing market and will be the key to Worksport’s 2025 growth. Worksport will also offer an exclusive, limited time FOX & Friends discount code for purchases made on the Company’s e-commerce platform, www.worksport.com.

Featured Products:

●	AL4 Premium Tonneau Cover: Worksport’s upcoming premium four-fold tonneau cover, designed for durability and versatility, expected to have robust demand.

●	Solis Solar Cover: Patented solar-powered truck bed cover, capable of charging electric vehicles and powering tools, campsites, and emergency response needs.

●	COR Portable Energy System: Modular, hot-swappable mobile power solution with up to 1,700Wh capacity, designed to function independently or integrate seamlessly with the SOLIS cover, creating a versatile clean-energy microgrid.

FOX & Friends: A Reach Like No Other

FOX & Friends remained cable news’ most-watched morning shows throughout the third quarter of 2024. The channel regularly features high profile special guests, such as President Donald Trump. The weekend show boosts a massive audience, delivering an average of 1.2 million viewers per episode. Worksport’s appearance places its innovative products in front of millions of potential customers, further increasing its brand presence and brand reputability. This national broadcast represents a strategic milestone for Worksport as the Company continues its rapid expansion into new markets. Worksport’s mission to revolutionize the tonneau cover and portable energy sectors is bolstered by this exposure, which is expected to significantly enhance consumer awareness and investor confidence.

Key 2024 Press-Releases

●	December 6: Worksport Shares 51% B2C and 60% B2B Sales Growth in November
●	December 5: Worksport Adopts Changes To Corporate Treasury
●	November 22: Worksport Announces 30% Increase in Production Capacity
●	November 21: CEO Insider Purchase; Worksport Investigates Short Selling
●	October 29: 200% Growth in B2B Sales; Pre-Order Campaign Initiated For AL4
●	October 17: Nasdaq Grants Extension To Regain Compliance
●	October 17: $2MM+ Projected Savings From New Strategic Initiative
●	September 30: Update On ISO Certification
●	September 19: Alpha Launch of SOLIS & COR
●	September 11: Worksport COR as an EV Range Extender for Tesla Model 3
●	August 14: Record High Revenues; 275% Q2 Growth
●	May 8: Worksport Awarded $2.8MM Grant

Read all Worksport press releases: [Link to All Press Releases].

About Worksport

Worksport Ltd. (Nasdaq: WKSP), through its subsidiaries, designs, develops, manufactures, and owns the intellectual property on a variety of tonneau covers, solar integrations, and NP (Non-Parasitic), hydrogen-based true green energy solutions for the sustainable, clean energy, and automotive industries. Worksport has an active partnership with Hyundai for the SOLIS Solar cover. Additionally, Worksport’s hard-folding cover, designed and manufactured in-house, is compatible with all major truck models and is gaining traction with newer truck makers including the EV sector. Worksport seeks to capitalize on the growing shift of consumer mindsets towards clean energy integrations with its proprietary solar solutions, mobile energy storage systems (ESS), and NP (Non-Parasitic), Hydrogen-based technology. Terravis Energy’s website is terravisenergy.com. For more information, please visit investors.worksport.com.

Connect with Worksport

Please follow the Company’s social media accounts on X (previously Twitter), Facebook, LinkedIn, YouTube, and Instagram (collectively, the “Accounts”), the links of which are links to external third party websites, as well as sign up for the Company’s newsletters at investors.worksport.com. The Company does not endorse, ensure the accuracy of, or accept any responsibility for any content on these third-party websites other than content published by the Company.

Product social media	Investor social media
Instagram	X (formerly Twitter)
Facebook YouTube	LinkedIn Link to Newsletter

Investors and others should note that the Company announces material financial information to our investors using our investor relations website, press releases, SEC filings, and public conference calls and webcasts. The Company also uses social media to announce Company news and other information. The Company encourages investors, the media, and others to review the information the Company publishes on social media.

The Company does not selectively disclose material non-public information on social media. If there is any significant financial information, the Company will release it broadly to the public through a press release or SEC filing prior to publishing it on social media.

For additional information, please contact:

Investor Relations, Worksport Ltd. T: 1 (888) 554-8789 -128 W: investors.worksport.com W: www.worksport.com E: investors@worksport.com

Forward-Looking Statements

The information contained herein may contain “forward-looking statements.” Forward-looking statements reflect the current view about future events. When used in this press release, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” “project,”, “envisioned”, “should,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. These statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) supply chain delays; (ii) acceptance of our products by consumers; (iii) delays in or nonacceptance by third parties to sell our products; and (iv) competition from other producers of similar products. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (“SEC”), including, without limitation, our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the Company’s actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. The forward-looking statements made in this press release are made only as of the date of this press release, and the Company undertakes no obligation to update them to reflect subsequent events or circumstances.